                                                                    Exhibit 3.61

                                  AMENDMENT TO

                       THE CERTIFICATE OF INCORPORATION OF

                KING WENDEL RAGONA ROSENDORF RADIOLOGY ASSOCIATES
                               OF HOLLYWOOD, P.A.

         The undersigned corporation, for the purposes of amending its Certificate of Incorporation, hereby amends Article I of its Certificate of Incorporation to read as follows:

         "The name of this Corporation is KING RAGONA ROSENDORF MARGULIES RADIOLOGY ASSOCIATES OF HOLLYWOOD, P.A."

         In accordance with Chapter 608.18 of the Florida Statutes, the Corporation through its undersigned Secretary hereby certifies that the foregoing amendment to the Certificate of Incorporation has been approved by the Board of Directors and Stockholders of the Corporation.

         IN TESTIMONY WHEREOF, this Article of Amendment is signed by the President and Secretary, this the 9th day of November, 1972.

                                           KING WENDEL RAGONA ROSENDORF
                                           RADIOLOGY ASSOCIATES OF
                                           HOLLYWOOD, P.A.

(SEAL)

                                           By:/s/Stanley I. Margulies
                                           ------------------------------------
                                           Stanley I. Margulies, President

                                           /s/Leonard Rosendorf
                                           ------------------------------------
                                           Leonard Rosendorf, Secretary

STATE OF FLORIDA                    )
                                    )  ss.
COUNTY OF BROWARD                   )

         STANLEY I. MARGULIES, being the President, and LEONARD ROSENDORF, being the Secretary of KING WENDEL RAGONA ROSENDORF RADIOLOGY ASSOCIATES OF HOLLYWOOD, P.A., each being duly sworn, deposes and says that the facts stated in the foregoing Articles of Amendment are true and correct.

         Sworn to and subscribed to before me this the 9th day of November, 1972, at Fort Lauderdale, Florida.

                                           /s/ Mariam L.
                                           ------------------------------------

                                           Notary Public

My commission expires:
Notary Public State of Florida
My Commission Expires Jan. 25, 1974
Bonded thru Fred W. Diestelhurst

                            ARTICLES OF AMENDMENT TO
                          THE ARTICLES OF INCORPORATION

         The undersigned, PETER A. LIVINGSTON, President, and DAVID A. EPSTEIN, Secretary, of KING RAGONA ROSENDORF MARGULIES RADIOLOGY ASSOCIATES OF HOLLYWOOD, P.A., a Florida corporation, hereby certify that the following resolution was adopted by the unanimous written consent of all of the Directors and all of the stockholders of the Corporation, by corporate action effective as of the 14th day of April, 1982.

         RESOLVED, That ARTICLE I of the Articles of Incorporation be amended to read as follows:

                                 "ARTICLE I NAME

                  The name of this Corporation shall be KING ROSENDORF MARGULIES BORUSHOK RADIOLOGY ASSOCIATES OF HOLLYWOOD, P.A."

         IN WITNESS WHEREOF, the undersigned have signed these Articles of Amendment this 14th day of April, 1982, and have attached the corporate seal hereto.

                                          KING RAGONA ROSENDORF MARGULIES
                                          RADIOLOGY ASSOCIATES OF HOLLYWOOD,P.A.

                                          BY:/s/Peter A. Livingston
                                          -------------------------------------
                                          PETER A. LIVINGSTON, President

                                          Attest:

                                          BY:/s/David A. Epstein
                                          -------------------------------------
                                          DAVID A. EPSTEIN, Secretary

STATE OF FLORIDA              )
                              )  SS:
COUNTY OF                     )

         On this day personally appeared before me PETER A. LIVINGSTON, President of KING RAGONA ROSENDORF MARGULIES RADIOLOGY ASSOCIATES OF HOLLYWOOD, P.A., a Florida corporation, and acknowledged that he executed the above and foregoing Articles of Amendment as such officer for and on behalf of said Corporation. after having been duly authorized so to do.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at the county and state aforesaid, this 14th day of April, 1982.

                                          /s/ Marcia Hanson
                                          -------------------------------------
                                                  Notary Public

                                          My commission expires:

                              ARTICLES OF AMENDMENT
                                       TO
                          ARTICLES OF INCORPORATION OF
                   KING ROSENDORF MARGULIES BORUSHOK RADIOLOGY
                          ASSOCIATES OF HOLLYWOOD, P.A.

         Pursuant to the provision of Section 607.181 of the Florida General Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The name of the corporation is KING ROSENDORF MARGULIES BORUSHOK RADIOLOGY ASSOCIATES OF HOLLYWOOD, P.A.

         2. The following amendment of the Articles of Incorporation was adopted by all of the directors and shareholders of the corporation on the 17th day of July, 1984, in the manner prescribed by Section 607.181(3) of the Florida General Corporation Act:

                  RESOLVED, that Article I of the Articles of Incorporation of King Rosendorf Margulies Borushok Radiology Associates of Hollywood, P.A. shall be amended to read as follows:

                                 "ARTICLE I NAME

                  The name of this corporation shall be ROSENDORF
                  MARGULIES BORUSHOK SCHOENBAUM RADIOLOGY
                  ASSOCIATES OF HOLLYWOOD, P.A."

Dated:   July 17, 1984

                                          KING ROSENDORF MARGULIES BORUSHOK
                                          RADIOLOGY ASSOCIATES OF HOLLYWOOD,
                                          P.A.

                                          By:      /s/Peter A. Livingston
                                          -------------------------------------
                                          Peter A. Livingston, President

(CORPORATE SEAL)                          Attest:  /s/David A. Epstein
                                          -------------------------------------
                                          David A. Epstein, Secretary

STATE OF FLORIDA               )
                               )  SS
COUNTY OF DADE                 )

         On this day personally appeared before me, PETER A. LIVINGSTON and DAVID A. EPSTEIN, President and Secretary. respectively, of KING ROSENDORF MARGULIES BORUSHOK RADIOLOGY ASSOCIATES OF HOLLYWOOD, P.A., a Florida corporation, and acknowledged that they executed the above and foregoing Articles of Amendment as such officers for and on behalf of said corporation after having been duly authorized so to do.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at the county and state aforesaid, this 18th day of July 1984.

                                          /s/
                                          -------------------------------------
                                          Notary Public

My commission expires:

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                     ROSENDORF MARGULIES BORUSHOK SCHOENBAUM
                     RADIOLOGY ASSOCIATES OF HOLLYWOOD, P.A.

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The name of this Corporation is ROSENDORF MARGULIES BORUSHOK SCHOENBAUM RADIOLOGY ASSOCIATES OF HOLLYWOOD, P.A. (hereinafter called the "Corporation").

         2. Article I of the Corporation's Articles of Incorporation is deleted and replaced by new Article I, as follows:

                                "ARTICLE I. NAME

         The name of the Corporation shall be: ROSENDORF MARGULIES BORUSHOK SCHOENBAUM RADIOLOGY ASSOCIATES OF
         HOLLYWOOD, INC."

         3. Article II of the Corporation's Articles of Incorporation is deleted and replaced by new Article II as follows:

                         "ARTICLE II NATURE OF BUSINESS

         The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Florida."

4. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

         5. The amendments made herein to the Articles of Incorporation of the Corporation were adopted by the unanimous written consent of all of the Shareholders and all of the members of the Board of Directors of the Corporation on the date of these Articles of Amendment, pursuant to Sections 607.0704 and
607.1003 of the Florida Business Corporation Act, which date is August 30, 1995.

         D. IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment, this 30th day of August, 1995.

                                          ROSENDORF MARGULIES BORUSHOK
                                          SCHOENBAUM RADIOLOGY ASSOCIATES
                                          OF HOLLYWOOD, P.A.

                                          By:   /s/Stanley I. Margulies
                                          -------------------------------------
                                          STANLEY I. MARGULIES, M.D.,
                                          President

                                          By:   /s/Peter A. Livingston
                                          -------------------------------------
                                          PETER A. LIVINGSTON, M.D.,
                                          Secretary

                               ARTICLES OF MERGER
                                       OF
                     IMMI RADIOLOGY ACQUISITION CORPORATION,
                        IMAGING HEALTH SERVICES, INC. AND
                    HOLLYWOOD PROFESSIONAL COLLECTIONS. INC.
                                      INTO
                   ROSENDORF, MARGULIES, BORUSHOK, SCHOENBAUM
                     RADIOLOGY ASSOCIATES OF HOLLYWOOD, INC.

         1. These Articles of Merger relate to the merger (the "Merger") of IMMI RADIOLOGY ACQUISITION CORPORATION, a Florida corporation ("IMMI Acquisition"), IMAGING HEALTH SERVICES, INC., a Florida corporation ("IHS"), HOLLYWOOD PROFESSIONAL COLLECTIONS, INC., a Florida corporation ("HPC"), with and into ROSENDORF, MARGULIES, BORUSHOK. SCHOENBAUM RADIOLOGY ASSOCIATES OF HOLLYWOOD, INC., a Florida corporation ("RAH").

         2. Pursuant to an Agreement and Plan of Merger dated August ___, 1995 (the "Plan of Merger"), a copy of which is attached to these Articles of Merger as Exhibit A, IMMI Acquisition, IHS and HPC shall, pursuant to the provisions of the Florida Business Corporation Act (the "BCA") and upon the Effective Time (as defined in the Plan of Merger), be merged with and into RAH, which shall continue to exist pursuant to the laws of the State of Florida.

         3. IMMI Acquisition has Issued and outstanding 1,000 shares of Common Stock, par value $.01 per share (the "IMMI Acquisition Shares"), all of which are owned by InPhyNet Medical Management, Inc., a Delaware corporation.

         4. IHS has Issued and outstanding 5,200 shares of Common Stock, par value $1.00 per share (the "IHS Shares"), of which 200 IHS Shares are owned by each of the Shareholders (as defined in the Plan of Merger).

         5. HPC has issued and outstanding 5,200 shares of Common Stock, par value $1.00 per share (the "HPC Shares"), of which 200 HPC Shares are owned by each of the Shareholders.

         6. RAH has Issued and outstanding 5,200 shares of Common Stock, par value $1.00 per share (the "RAH Shares"), of which 200 RAH Shares are owned by each of the Shareholders.

         7. All of the IMMI Acquisition Shares approved the Plan of Merger by unanimous written consent in lieu of a meeting of the sole shareholder and Board of Directors of IMMI Acquisition dated as of August 30, 1995, in accordance with Sections 607.0704 and 607.0821 of the BCA.

         8. All of the IHS Shares approved the Plan of Merger by unanimous written consent in lieu of a meeting of the shareholders and Board of Directors of IHS dated as of August 30, 1995, in accordance with Sections 607.0704 and
607.0821 of the BCA.

         9. All of the HPC Shares approved the Plan of Merger by unanimous written consent in lieu of a meeting of the shareholders and Board of Directors of HPC dated as of August 30, 1995, in accordance with Sections 607.0704 and
607.0821 of the BCA.

         10. All of the RAH Shares approved the Plan of Merger by unanimous written consent in lieu of a meeting of the shareholders and Board of Directors of RAH dated as of August 30, 1995, in accordance with Sections 607.0704 and
607.0821 of the BCA.

         11. The Merger shall become effective upon the filing of these Articles of Merger with the Department of State of the State of Florida.

         IN WITNESS WHEREOF, IMMI Acquisition, IHS, HPC and RAH have each caused these Articles of Merger to be signed in their corporate names and on their behalf by their respective Presidents as of the 31st day of August, 1995.

                                     IMMI ACQUISITION CORPORATION

                                     By:/s/J. Clifford Findeiss
                                     -------------------------------------
                                       Name:  J. Clifford Findeiss, M.D.
                                       Title: President

                                     ROSENDORF, MARGULIES, BORUSHOK, SCHOENBAUM
                                     RADIOLOGY ASSOCIATES OF HOLLYWOOD, INC.

                                     By:/s/Stanley Margulies
                                     -------------------------------------
                                       Name:   Stanley Margulies, M.D.
                                       Title:  President

                                     IMAGING HEALTH SERVICES, INC.

                                     By:/s/Stanley Margulies
                                     -------------------------------------
                                       Name:    Stanley Margulies, M.D.
                                       Title:   President

                                     HOLLYWOOD PROFESSIONAL COLLECTIONS, INC.

                                     By:/s/Stanley Margulies
                                     -------------------------------------
                                       Name:    Stanley Margulies, M.D.
                                       Title:   President

                                    Exhibit A

                                                                     Draft Dated
                                                                         8/25/95

                          AGREEMENT AND PLAN OF MERGER

                                      Among

                        Inphynet Medical Management Inc.,

                     IMMI Radiology Acquisition corporation,

                  Rosendorf, Margulies, Borushok and Schoenbaum

                    Radiology Associates of Hollywood, P.A.,

                         Imaging Health Services, Inc.,

                    Hollywood Professional Collections, Inc.

                                       and

                               The Shareholders of

                  Rosendorf, Margulies, Borushok and Schoenbaum

                    Radiology Associates of Hollywood, P.A.,

                          Imaging Health Services, Inc.

                                       and

                    Hollywood Professional Collections, Inc.

                               Listed on Exhibit A

                           Dated as of August __, 1995

                                TABLE OF CONTENTS

                                                                                              Page

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                                   THE MERGER

SECTION    2.1      The Merger...............................................................
           2.2      Effective Time of the Merger.............................................

                            ARTICLE III

                     THE SURVIVING CORPORATION

           3.1      Certificate of Incorporation of the Surviving Corporation................
           3.2      Bylaws of the Surviving Corporation......................................
           3.3      Directors and officers of the Surviving Corporation......................

                            ARTICLE IV

                       CONVERSION OF SHARES

           4.1      Exchange Ratio...........................................................
           4.2      Exchange of Shares.......................................................
           4.3      Dividends; Transfer Taxes................................................
           4.4      No Fractional Securities.................................................
           4.5      Supplementary Action.....................................................
           4.6      Delivery of Inphynet Shares..............................................

                             ARTICLE V

                              CLOSING

           5.1      Closing..................................................................
           5.2      Deliveries by the Companies..............................................
           5.3      Deliveries by Buyers.....................................................
           5.4      Termination in Absence of Closing........................................
           5.5      Adjustments to Exchange Consideration; Set-off; Cancellation of
                    Inphynet Shares..........................................................

                            ARTICLE VI

           REPRESENTATIONS AND WARRANTIES OF THE SELLER

           6.1      Corporate Organization...................................................
           6.2      Capitalization of the Companies Title to the Shares......................
           6.3      Subsidiaries and Equity Investments......................................
           6.4      Authorization and Validity of Agreements.................................
           6.5      No Conflict or Violation.................................................


           6.6      Consents and Approvals...................................................
           6.7      Financial Statements.....................................................
           6.8      Absence of Certain Changes or Events.....................................
           6.9      Tax Matters..............................................................
           6.10     Post-1994 Charges........................................................
           6.11     Absence of Undisclosed Liabilities.......................................
           6.12     Interests in Real Property...............................................
           6.13     Leases...................................................................
           6.14     Personal Property........................................................
           6.15     Intentionally left blank.................................................
           6.16     Licenses, Permits and Governmental Approvals.............................
           6.17     Compliance with Law......................................................
           6.18     Litigation...............................................................
           6.19     Contracts................................................................
           6.20     Employee Plans...........................................................
           6.21     Insurance................................................................
           6.22     Professional Liability Lawsuits..........................................
           6.23     Propriety of Past Payments...............................................
           6.24     Environmental Matters....................................................
           6.25     Labor Matters............................................................
           6.26     Intentionally left blank.................................................
           6.27     Survival.................................................................
           6.28     Purchase for Investment..................................................

                            ARTICLE VII

              REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION    7.1      Corporate Organization; Capitalization...................................
           7.2      Authorization and Validity of Agreements.................................
           7.3      No Conflict or Violation.................................................
           7.4      Investment Intent........................................................
           7.5      No Default or Consents...................................................
           7.6      No Proceedings...........................................................
           7.7      Inphynet SEC Filings.....................................................
           7.8      Absence of Certain Changes...............................................

                           ARTICLE VIII

                       ADDITIONAL COVENANTS

SECTION    8.1      Certain Changes and Conduct of Business..................................
           8.2      Access to Properties and Records.........................................
           8.3      Negotiations.............................................................
           8.4      Consents and Approvals...................................................
           8.5      Disposition of Shares....................................................
           8.6      Further Assurances.......................................................

           8.7      Reasonable Efforts.......................................................
           8.8      Non-Competition; Non-Solicitation of Employees...........................
           8.9      Notice of Breach.........................................................

                            ARTICLE IX

                CONDITIONS TO OBLIGATIONS OF BUYER

SECTION    9.1      Representations and Warranties of Shareholders...........................
           9.2      Performance of Shareholders' and Companies' Obligations..................
           9.3      Consents and Approvals...................................................
           9.4      No Violation of Orders...................................................
           9.5      No Material Adverse Change...............................................
           9.6      Employment Contracts.....................................................
           9.7      Opinion of Counsel.......................................................
           9.8      Other Closing Documents..................................................
           9.9      Legal Matters............................................................
           9.10     Letter from Companies' Accountants.......................................

                             ARTICLE X

                CONDITIONS TO OBLIGATIONS OF SELLER

SECTION    10.1     Representations and Warranties of Buyer..................................
           10.2     Performance of Buyer's Obligations.......................................
           10.3     Consents and Approvals...................................................
           10.4     No Violation of Orders...................................................
           10.5     Registration Rights......................................................
           10.6     Board of Directors Appointment...........................................
           10.7     Opinion of Counsel.......................................................
           10.8     No Material Adverse Change...............................................
           10.9     Other Closing Documents..................................................
           10.10    Letter from Companies' Accountants.......................................
           10.11    Legal Matters............................................................

                            ARTICLE XI

                    TERMINATION AND ABANDONMENT

SECTION    11.1     Methods of Termination; Upset Date.......................................
           11.2     Procedure Upon Termination...............................................

                            ARTICLE XII

                          INDEMNIFICATION

SECTION    12.1     Indemnification by Shareholders..........................................
           12.2     Indemnification by Buyer.................................................
           12.3     Procedures...............................................................


                           ARTICLE XIII

                     MISCELLANEOUS PROVISIONS

SECTION    13.1     Survival of Provisions...................................................
           13.2     Publicity................................................................
           13.3     Successors and Assigns; No Third-Party Beneficiaries.....................
           13.4     Investment Bankers, Financial Advisors, Brokers and Finders..............
           13.5     Notices..................................................................
           13.6     Entire Agreement.........................................................
           13.7     Waivers and Amendments...................................................
           13.8     Severability.............................................................
           13.9     Titles and Headings......................................................
           13.10    Counterparts.............................................................
           13.11    Convenience of Forum; Consent to Jurisdiction............................
           13.12    Enforcement of the Agreement.............................................
           13.13    Governing Law............................................................

                                LIST OF EXHIBITS

Exhibit A         List of Shareholders
Exhibit B         1994 Financial Statements
Exhibit C         Exchange Consideration
Exhibit D         Registration Rights Agreement
Exhibit E         Set-Off Escrow Agreement

Exhibit F         Form of Shareholder Employment Agreement

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of August ___, 1995, by and among (i) Inphynet Medical Management Inc., a Delaware corporation ("Inphynet");
(ii) IMMI Radiology Acquisition corporation, a Delaware corporation and wholly owned subsidiary of Inphynet ("Acquisition"); (iii) Rosendorf, Margulies, Borushok and Schoenbaum Radiology Associates of Hollywood, P.A., a Florida corporation ("RAH"); Imaging Health Services, Inc., a Florida corporation ("IHS"); and Hollywood Professional Collections, Inc., a Florida corporation ("HPC") (RAH, IHS and HPC are referred to herein collectively as the "Companies" and individually as a "Company"); and (iv) the Persons listed on Exhibit A hereto (such Persons are referred to herein collectively as the "Shareholders" and individually as a "Shareholder"). Inphynet and Acquisition are sometimes referred to herein collectively as the "Buyers" and individually as a "Buyer."

         WHEREAS, the respective Boards of Directors of the Buyers and the Companies deem it advisable and in the best interests of their respective stockholders that Acquisition and the companies merge into RAH upon the terms and subject to the conditions set forth herein (the "Merger");

         WHEREAS, the Shareholders beneficially own all of the capital stock of the Companies and will receive significant consideration in connection with the Merger; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 363(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitutes the plan of reorganization in respect thereto;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Accounts Receivable" shall mean all of the Companies' accounts and notes receivable, claims, debtor obligations and other rights to receive payments from third parties, existing on the Closing Date;

         "Affiliates" shall mean, with respect to any Person, any individual, corporation, partnership, joint venture, professional association, trust or unincorporated organization that controls, is controlled by or is under common control with such Person;

         "Business Day" shall mean days other than Saturdays, Sundays and other legal holidays or days on which the principal office of NationsBank of Florida, National Association, is closed;

         "Closing" -- See Section 5;

         "Closing Balance Sheet" -- See Section 5.5(a);

         "Closing Balance Sheet Report" -- See Section 5.5(a);

         "Closing Date" -- See Section 5;

         "COBRA" shall mean the provisions of the Code, ERISA and the Public Health Service Act enacted by Sections 10001 through 10003 of the Consolidated Omnibus Budget Reconciliation Act of 1985 (P.L.99-272), including any subsequent amendments to such provisions;

         "Code" shall mean the Internal Revenue Code of 1986, as amended;

         "Collateral Agreements" shall mean the Registration Rights Agreement, the Set-off Escrow Agreement, the Shareholder Employment Agreements and any and all other agreements, instruments or documents required or expressly provided under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement;

         "Common Stock" shall mean the common stock, par value $.01 per share, of Inphynet; "Company's Accountants" shall mean Ernst & Young, LLP;

         "Damages" shall mean any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, including costs of appeals, expenses and assessments (including, without limitation, income and other taxes, interest, penalties and attorneys' and accountants' fees and disbursements);

         "December 31, 1994 Balance Sheet" shall mean the Company's audited combined balance sheet at December 31, 1994, prepared on an accrual basis and certified by the Companies' Accountant, and attached hereto as Exhibit B;

         "December 31, 1994 Income Statement" shall mean the statement of income, stockholders' equity end cash flows of the Companies at December 31, 1994, prepared on an accrual basis and certified by the Companies' Accountant, and attached hereto as Exhibit B;

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

         "Event of Breach" -- See Section 12.1;

         "Financial Statements" -- See Section 6.7;

         "GAAP" shall mean generally accepted accounting principles which are in effect on the Closing Date;

         "Government" shall mean any agency, division, subdivision, audit group or procuring office of the Government of the United States or any foreign government, including the employees or agents thereof;

         "Governmental Authorities" shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities;

         "Holdback Shares" -- See Section 5;

         "Independent Accounting Firm" -- See Section 5.5(b);

         "Inventory" means all (i) inventoriable supplies held by the Companies on the Closing Date, specifically for use in the operations of the Companies, and (ii) any warranties received from its suppliers with respect to such inventory (to the extent assignable) and related claims, credits, rights of recovery and set-off with respect thereto;

         "Knowledge of the Shareholders" means the actual knowledge of any of the Shareholders with respect to the matter in question, and all knowledge with respect to such matter that any of such Persons could reasonably expect to obtain upon a reasonable investigation and inquiry into the matter in question, including having discussed the substance of such matter with the individuals(s) at the Company responsible for such matters including, without limitation, Marcia Hansen;

         "Leases" -- See Section 6.13;

         "Legal Requirements" shall mean, when described as being applicable to any Person, any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any contracts with, any Governmental Authority, in each case as and to the extent applicable to such Person or such Person's business, operations or Properties;

         "Licenses and Permits" -- See Section 6.16;

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement;

         "Net Worth" means, as of a specified date, the assets of the Company less its liabilities, computed in accordance with GAAP on a basis consistent with the Financial Statements;

         "Net Worth Deficit" -- See Section 5.5(c);

         "Occurrences" -- See Section 6.24(b);

         "Permits" shall mean any and all permits, legal status, orders or contracts under any Legal Requirement or otherwise granted by any Governmental Authority;

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Government;

         "Plans" -- See Section 6.22;

         "Professional Liability Lawsuits" -- See Section 6.24(a);

         "Proportionate Share" shall mean, as to each Shareholder, the percentage of Company Shares, as defined in Section 4.1(a) of this Agreement, beneficially owned by such Shareholder as set forth on Exhibit A hereto;

         "Shareholder Employment Agreements" See section 9.6;

         "Specified Price" shall mean the average closing price of the Common Stock as reported on the NASDAQ-NM during the twenty trading days prior to the Closing Date or, if earlier, during the twenty (20) trading days prior to the public announcement of the transaction contemplated hereby;

         "Tax Returns" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any governmental body in connection with the determination, assessment, withholding, collection or administration of any Taxes;

         "Taxes" shall mean for all purposes of this Agreement all taxes and Government impositions of all kinds, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any governmental body, which taxes shall include, without limiting the generality of the foregoing, all income taxes, taxes on wages, employer payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Closing; and "Tax" shall mean any one of them.

                             ARTICLE II - THE MERGER

         SECTION 2.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof) IHS, HPC and Acquisition shall be merged with and into RAH in accordance with the Florida Business Corporation Act (the "Florida Act"), with RAH being the surviving corporation in the Merger (the "Surviving Corporation") and the separate existence of IHS, HPC and Acquisition shall thereupon cease.

The Merger shall have the effects set forth in Section 607.1106 of the Florida Act. ______________________________ upon the completion of the filing of properly executed Certificate of Merger and Articles of Merger relating to the Merger with the Secretaries of State of the States of Delaware and Florida, respectively, which filings shall be made on the Closing Date (as hereinafter defined) after satisfaction of the conditions set forth in Articles IX and X hereof. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger and Articles of Merger are successfully filed.

                     ARTICLE III - THE SURVIVING CORPORATION

         SECTION 3.1 Certificate of Incorporation of the surviving corporation. The Certificate of Incorporation of Acquisition shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with such Certificate and applicable law, except that upon the Effective Time, the Surviving Corporation's corporate name shall be "Radiology Associates of Hollywood, Inc."

         SECTION 3.2 Bylaws of the Surviving Corporation. The bylaws of Acquisition as in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         SECTION 3.3 Directors and officers of the surviving Corporation. The directors and officers of Acquisition shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected in accordance with Acquisition's bylaws and applicable law, and the provisions of this Agreement.

                        ARTICLE IV - CONVERSION OF SHARES

         SECTION 4.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

         (a) Each share of common stock of the Companies ("Company Shares") issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive the number of shares set forth on Exhibit C hereto (the "Exchange Ratio") of Common Stock (the "Inphynet Shares"), totalling an aggregate of 1,625,000 Inphynet Shares (the "Exchange Consideration"). The Exchange Consideration shall be calculated by dividing $29,250,000 by the Specified Price, provided that in the event the Closing Date occurs on or before September 7, 1995, if the Specified Price exceeds $18.00, the Exchange Consideration shall be determined by dividing $29,250,000 by $18.00, and if the Specified Price is below $14.00 the Exchange Consideration shall be computed by dividing $29,250,000 by $14.00.

         (b) At the Effective Time, each certificate previously representing any Company Shares shall thereafter represent the right to receive the number of whole Inphynet Shares into which such Company Shares have been converted. Certificates representing Company Shares shall be exchanged for certificates representing whole Inphynet Shares issued in consideration therefor upon the surrender of such certificates in accordance with the provisions hereof. If, prior to the

Effective Time, Inphynet or the Companies should split or combine the Inphynet Shares or the Company Shares, or pay a stock dividend or other stock distribution in Inphynet Shares or Company Shares, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution.

         (c) Each Company Share, if any, held in treasury immediately prior to the Effective Time shall be canceled and retired and cease to exist and no Inphynet Shares shall be issued in exchange therefor.

         (d) Each share of common stock of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable for one share of common stock of the Surviving Corporation.

         SECTION 4.2 Exchange of Shares.

         (a) Subject to Section 4.6 hereof, on the Closing Date and after the Effective Time, Inphynet shall make available, and each holder of Company Shares will be entitled to receive upon surrender to Inphynet of one or more certificates representing Company Shares for cancellation, certificates representing the number of Inphynet Shares into which such Company Shares are converted in the Merger. The Inphynet Shares into which the Company Shares shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

         (b) In the event that any stock certificate representing Company Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, Inphynet will issue or cause to be issued in exchange for such lost, stolen or destroyed certificate the number of Inphynet Shares into which such Company Shares are converted in the Merger in accordance with this Article IV. When authorizing such issuance in exchange therefor, Inphynet may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to indemnify Inphynet against any claim that may be made against Inphynet with respect to the certificate alleged to have been lost, stolen or destroyed.

         (c) At and after the Effective Time, the holders of stock certificates representing Company Shares to be exchanged for Inphynet Shares pursuant to this Agreement ("Certificates") shall cease to have any rights as stockholders of the Company except for the right to surrender such Certificates in exchange for certificates for Inphynet Shares as provided hereunder.

         SECTION 4.3 Dividends; Transfer Taxes. No dividends that are declared on Inphynet Shares will be paid to persons entitled to receive Inphynet Shares until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Inphynet Shares shall be issued any dividends which shall have become payable with respect to such Inphynet Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any Inphynet Shares are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to Inphynet any transfer or other taxes required by reason of the issuance of such certificates for such Inphynet Shares, or shall establish to the satisfaction of Inphynet that such tax has been paid or is not applicable.

         SECTION 4.4 No Fractional Securities. No certificates or scrip representing fractional Inphynet Shares shall be issued upon the surrender for exchange of Certificates pursuant to this Article IV and no dividend, stock split or other change in the capital structure of Inphynet shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder.

         SECTION 4.5 Supplementary Action. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of the Companies, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered, in the name of and on behalf of the Companies and the Shareholders, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

         SECTION 4.6 Delivery of Inphynet Shares. At the Closing, Inphynet shall
(i) deliver (or cause to be delivered) to the Shareholders, stock certificates (bearing the "restricted stock" legend contemplated by section 6.29 hereof) duly registered in the name of each Shareholder and representing such Shareholder's Proportionate Share of the number of Inphynet Shares, in each case rounded up to the nearest whole share, equal to 92% of the whole number of Inphynet Shares such Shareholder would otherwise have the right to receive pursuant to Section 4.1(a) hereof, and (ii) deliver (or cause to be delivered) to NationsBank of Florida, N.A., as escrow agent (the "Escrow Agent"), for purposes of the escrow arrangement contemplated by Section 5.5 hereof and thereafter for redelivery to the Shareholders in accordance with their Proportionate Share, stock certificates (bearing the "restricted stock" legend contemplated by Section 6.29 hereof) duly registered in the name of each Shareholder and representing such Shareholder's Proportionate Share of the number of Inphynet Shares, in each case rounded down to the nearest whole share, equal to 8% of the whole number of Inphynet Shares such Shareholder would otherwise have the right to receive pursuant to Section 4.1(a) hereof.

                               ARTICLE V - CLOSING

         SECTION 5.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer, 1200 South Pine Island Road, Suite 600, Ft. Lauderdale, Florida 33324-4460, at 10:00 am., local time, on August __, 1995 (the "Closing Date"), provided that all of the conditions set forth in Articles IX and X hereof are satisfied or waived, or at such other date, time and place as Inphynet and the Companies shall agree.

         SECTION 5.2 Deliveries by the Companies. At or prior to the Closing, the Companies shall deliver (or cause to be delivered) to Buyer:

         (i) certificates representing all of the outstanding shares of the capital stock of each of the Companies held by the Shareholders;

         (ii) the resignations of all the officers and directors of each of the Companies;

         (iii) the stock book, stock ledger, minute book and corporate seal of each of the Companies;

         (iv) a certificate or certificates executed by the respective Presidents of the Companies to the effect that, to the Knowledge of the Shareholders, the conditions with respect to the representations, warranties and covenants of the Companies set forth in Articles VI and VIII have been satisfied, as well as a certificate of the Shareholders to the effect that, to the knowledge of such Shareholders, the conditions with respect to the representations, warranties and covenants of the Shareholders set forth in Sections 9.1 and 9.2 have been satisfied;

         (v) articles of incorporation of the Companies, certified by the appropriate governmental official within ten (10) business days of the Closing Date, and bylaws of the Companies certified by their respective Secretaries;

         (vi) certificates of good standing with respect to the Companies, issued within ten (10) days of the Closing Date, by the Secretary of State of the State of Florida;

         (vii) the Articles of Merger contemplated by Section 2.2 hereof, duly executed by the Companies;

         (viii) the Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), dated as of the Closing Date and signed by the Shareholders;

         (ix) the Set-Off Escrow Agreement in the form attached hereto as Exhibit E (the "Set-Off Escrow Agreement"), dated as of the Closing Date and signed by the Shareholders and the Escrow Agent;

         (x) the Shareholder Employment Agreements, dated as of the Closing Date and signed by each of the Shareholders; and

         (xi) all other documents, instruments, agreements, certificates and other evidence within the control of the Companies and/or the Shareholders and as Inphynet or its counsel may reasonably request as to the satisfaction of the conditions to Buyers' obligations set forth herein.

         SECTION 5.3 Deliveries by Buyers. At or prior to the Closing, the Buyers shall deliver (or cause to be delivered) to the Shareholders:

         (i) a certificate executed by an authorized officer of each of the Buyers on behalf of the Buyers to the effect that, to the knowledge of Inphynet, the conditions set forth in Sections 10.1 and 10.2 have been satisfied;

         (ii) a certificate of good standing of each of the Buyers, issued as of a recent date by the Secretary of State of its state of incorporation;

         (iii) the Articles of Merger contemplated by Section 2.2 hereof, duly executed by Acquisition;

         (iv) the certificates representing Inphynet Shares required to be delivered pursuant to Sections 4.2(a) and 4.6(a) hereof;

         (v) the Registration Rights Agreement, dated as of the Closing Date and signed by Inphynet;

         (vi) the Set-Off Escrow Agreement, dated as of the Closing Date and signed by Inphynet; and

         (vii) the Shareholder Employment Agreements, dated as of the Closing Date and signed by Radiology Group, P.A. and Emergency Medical Services Associates, Inc.; and

         (viii) all other documents, instruments, agreements, certificates and other evidence within the control of Inphynet and as the Companies or their counsel may reasonably request as to the satisfaction of the conditions to the Companies' obligations set forth herein.

         SECTION 5.4 Termination in Absence of Closing.

         (a) If, by the close of business on September 7, 1995 (which date may be extended to December 1, 1995 upon the agreement of Inphynet and the Companies, acting through their respective Boards of Directors), the Closing has not occurred, then either Inphynet or the Companies (acting through their respective Boards of Directors) may thereafter terminate this Agreement by giving written notice to such effect, to the other parties hereto, provided that neither Inphynet nor the Companies may give such termination notice if the reason for Closing having not occurred is such party's (or, in the case of the Companies, any Shareholder's) willful breach of the provisions of this Agreement;

         (b) Notwithstanding the approval of the Shareholders, this Agreement and the transactions contemplated herein may also be terminated and abandoned by the Companies at any time on or prior to the Closing Date if:

                  (i) any representations or warranties made herein for the benefit of the Companies and/or the Shareholders, or any certificate, schedule or document furnished to the Companies and/or the Shareholders pursuant to this Agreement in untrue in any material respect and such untruth is not cured within 15 days after delivery of notice thereof (it being agreed that disclosure of such matter subsequent to the date hereof shall not constitute a cure); or

                  (ii) Buyers shall have defaulted in any material respect in the performance of any material obligation, under this Agreement and such default shall have continued for 15 days after delivery of notice thereof.

         (c) Notwithstanding the approval of the respective Boards of Directors of Buyers, this Agreement and the transactions contemplated herein may also be terminated and abandoned by Buyers at any time on or prior to the Closing Date if:

                  (i) any representations or warranties made herein for the benefit of either Buyer, or any certificate, schedule or document furnished to Buyers pursuant to this Agreement is untrue in any material respect and such untruth is not cured within 15 days after delivery of notice thereof (it being agreed that disclosure of such matter subsequent to the date hereof shall not constitute a cure); or

                  (ii) the Companies or any Shareholder shall have defaulted in any material respect in the performance of any material obligation under this Agreement and such default shall have continued for 15 days after delivery of notice thereof.

         (d) This Agreement may also be terminated (i) upon the written agreement of the Companies and Inphynet, and (ii) as otherwise expressly provided herein.

         (e) Notwithstanding anything herein to the contrary, any termination of this Agreement shall not relieve any party hereto of any liability for such party's willful breach of any representation, warranty, covenant or agreement made in this Agreement.

         SECTION 5.5. Adjustments to Exchange Consideration; Setoff; Cancellation of Inphynet Shares. The Exchange Consideration shall be subject to adjustment after the Closing as follows:

         (a) Each Shareholder hereby agrees that, subject to the following provisions of this Section 5.5, any claims for indemnification by Buyers against the Shareholders (or any of them) hereunder shall be satisfied by Inphynet canceling all or any portion of the Inphynet Shares delivered to the Escrow Agent, provided the Escrow Agent continues to hold Inphynet Shares, it being agreed that each such Inphynet Share shall be deemed to have a value equal to the Specified Price. To effect the purposes of this Section 5.5, certain of the Inphynet Shares required to be delivered by Inphynet pursuant to the Merger shall be delivered to and held by the Escrow Agent under the Set-off Escrow Agreement (which each of the parties hereto agrees to execute and deliver on or prior to the Closing Date).

         (b) Within ninety (90) calendar days after the Closing Date, the Buyer shall deliver to the Shareholders a balance sheet relating to the Surviving Corporation as of the Closing Date and which shall include only the assets and liabilities of the companies existing immediately prior to the Merger (the "Closing Balance Sheet"), prepared in accordance with GAAP, applied on a basis consistent with the accounting principles, procedures, policies and methods employed in preparing the December 31, 1994 Balance Sheet. During the preparation of the Closing Balance Sheet and the period of any dispute with respect to the application of this Section 5.5, the Buyer shall provide the Shareholders and their accountants and advisors full access to the books, records, facilities and employees of the Surviving Corporation, shall cooperate with the Shareholders to the extent reasonably requested by the Shareholders, and the Shareholders shall cooperate with the Buyers, to prepare the Closing Balance Sheet or to investigate the basis for any dispute including access to accountants' work papers. The Closing Balance Sheet shall be examined by the Shareholders, who shall, not later than forty-five (45) calendar days after receipt of the Closing Balance Sheet render a report thereon (the "Closing Balance Sheet Report"). The Closing Balance Sheet Report shall list those items, if any, to which the Shareholders take exception and the Shareholders' proposed adjustment. If the Buyer fails to deliver to the Shareholders the Closing Balance Sheet within the 90-day period set forth above, no claim shall subsequently be made pursuant to Section 5.5(c) with respect to the Net Worth of the Companies as of the Closing Date, and 50% of the Inphynet Shares delivered to the Escrow Agent shall immediately be delivered to the Shareholders. If the Shareholders have received the Closing Balance Sheet within the 90-day period set forth above, but fail to deliver to the Buyer the closing Balance Sheet Report within forty-five (45) calendar days following receipt of the Closing Balance Sheet, the Shareholder shall be deemed to have accepted the closing Balance Sheet for the purposes of any Exchange Consideration adjustment under this Section 5.5. The Buyer shall have thirty (30) calendar days following its receipt of the Closing Balance Sheet Report to notify the Shareholders of any objections to the same. If the Buyer does not give the Shareholders notice within such thirty (30) calendar days, the Buyer shall be deemed to have accepted the Closing Balance Sheet as adjusted by the Shareholders for the purposes of any Exchange Consideration adjustment under this Section 5.5. If the Buyer gives the Shareholders timely notice of objections to the Closing Balance Sheet Report, and if the Buyer and the Shareholders are unable, within fifteen calendar days after receipt by the Buyer of the notice by the Shareholders of objections, to resolve the disputed exceptions, such disputed exceptions will be referred to an independent "big six" accounting firm mutually acceptable to Buyer and the Shareholders (the "Independent Accounting Firm"). The Independent Accounting Firm shall, within sixty (60) days following its selection, deliver to the Shareholders and the Buyer a written report determining such disputed exceptions, and its determinations will be conclusive and binding upon the parties thereto for the purposes of any Exchange Price adjustment under this
Section 5.5. The fees and disbursements of the Independent Accounting Firm acting under this Section shall be shared 50% by the Buyer and 50% by the Shareholders.

         (c) If the Net Worth of the Companies as shown in the Closing Balance Sheet (as accepted by the parties hereto or as determined by the Independent Accounting Firm, in each case in accordance with Section 5.5(b) above), is less than $500,000 (the "Net Worth Deficit"), then Inphynet Shares with an aggregate value, based on the Specified Price, equal to the amount of the Net Worth Deficit shall be surrendered to Inphynet by the Escrow Agent for cancellation. In the event the aggregate Specified Price of the Inphynet Shares held by the Escrow Agent is less than the amount of the Net Worth Deficit, the Shareholders agree that the amount of such shortfall shall constitute an undisputable claim of the Buyers against the Shareholders in accordance with Article XII of this Agreement. If the Net Worth Deficit is less than an amount equal to the value of 50% of the Inphynet shares held by the Escrow Agent (the "50% Threshold"), the Escrow Agent shall promptly deliver Inphynet Shares to the Shareholders in an amount equal to the difference between the Net Worth Deficit and the 50% Threshold.

         (d) During the nine month period following the Closing Date, with respect to claims other than claims relating to the Net Worth of the Companies as set forth in the Closing Balance Sheet, Inphynet shall give the Shareholders not less than thirty (30) days' notice (each a "Buyer's Notice") of its intention to cancel Inphynet Shares pursuant to this Section 5.5, including in such notice a description of Buyers, indemnification claim. If the Shareholders do not object to such cancellation at least two business days prior to the date of the proposed cancellation set forth in the Buyer's Notice (the "Set-Off Date"), then such proposed cancellation shall become effective on such date and shall not be subject to further review, challenge or adjustment absent fraud. Any cancellation of Inphynet Shares hereunder shall be effective only as to the Inphynet Shares delivered to the Escrow Agent.

         (e) If Shareholders or their agents timely object to the cancellation proposed in a Buyer's Notice to the Buyers as required by Section 5.5(d) and to the Escrow Agent as contemplated by Section 1 of the Set-Off Escrow Agreement, and if Inphynet and the Shareholders are unable to resolve such dispute on or prior to the Set-Off Date, then (i) the cancellation shall be effective only as to the undisputed indemnity claims, and (ii) to the extent the indemnification claim (together with prior unresolved indemnity claims) can be satisfied with Inphynet Shares then held by the Escrow Agent, any disputed cancellation shall be resolved in accordance with the terms of the Set-Off Escrow Agreement. In the event that a dispute among the parties leads to a retention or interpleading of Inphynet Shares by the Escrow Agent, the party who is later determined to have been in error in attempting to enforce or dispute the share cancellation shall pay the reasonable legal and accounting fees, costs and expenses incurred by the prevailing party in presenting, arguing and resolving such dispute. Any Inphynet Shares as to which no Buyer's Notice his been delivered during the nine month period referred to above shall be released and delivered to the Shareholders.

         (f) All actions permitted to be taken by the Shareholders pursuant to this Section 5.5, shall be taken only with the written consent of the Shareholders holding not less than a majority of the Shares of RAH and shall be taken through an agent specified in writing (the "Shareholder Agent") on or before the Closing Date.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Each of the Shareholders, jointly and severally, hereby, represents, warrants and agrees as follows:

         SECTION 6.1. Corporate Organization.

         Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. Copies of the Articles of Incorporation and By-laws (or equivalent documents) of each of the Companies, with all amendments thereto to the date hereof, have been furnished to the Buyer, and such copies are accurate and complete as of the date hereof.

         SECTION 6.2. Capitalization of the Companies; Title to the Shares.

         (a) The authorized capital stock of RAH consists of 10,000 shares of common stock, par value $1.00 per share, of which 5,200 shares (the "RAH Shares") are outstanding; the authorized capital stock of IHS consists of 7,500 shares of common stock, par value $1.00 per share, of which 5,200 shares (the "IHS Shares") are outstanding; and the authorized capital stock of HPC consists of 10,000 shares of common stock, par value, $1.00 per share, of which 5,200 shares (the "HPC Shares") are outstanding. The RAH Shares, the IHS Shares and the HPC Shares are herein referred to collectively "Company Shares" and "Shares." In each case, all of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable and no personal liability attaches to the ownership thereof. The Shares are the sole outstanding shares of capital stock of the Companies, and there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any of the Shares or any unissued or treasury shares of capital stock of any of the Companies or any Subsidiary (as such term is defined in Section 6.3(a) below) of any Company, except as set forth in
Section 6.2 of the Disclosure Schedule. Section 6.2 of the Disclosure Schedule sets forth all changes in ownership of the Companies' capital stock since January 1, 1992.

         (b) Each of the Shareholders has, and will have at the Closing, valid and marketable title to all the Shares held by each Shareholder, free and clear of any liens, claims, charges, security interests, voting agreements, proxies or other legal or equitable encumbrances, limitations or restrictions, except as set forth in Section 6.2 of the Disclosure Schedule, none of which will hinder any Shareholder's ability to perform his, her or the Companies' obligations hereunder.

         SECTION 6.3. Subsidiaries and Equity Investments.

         (a) Section 6.3 of the Disclosure Schedule sets forth: (i) the name of each corporation of which the Company owns, directly or indirectly, shares of capital stock having in the aggregate 10% or more of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors of such corporation (hereinafter referred to collectively as "Subsidiaries" and individually as a "Subsidiary"); (ii) the name of each corporation, partnership, joint venture or other entity (other than the Subsidiaries) in which the Company has, or pursuant to any agreement has the right to acquire at any time by any means, directly or indirectly, an equity interest or investment; (iii) in the case of each of such corporations described in clauses (i) and (ii) above, (A) the jurisdiction of incorporation, (B) the capitalization thereof and the percentage of each class of capital voting stock owned by the Company, (C) a description of any contractual limitations on the holder's ability to vote or alienate such securities, (D) a description of any outstanding options or other rights to acquire securities of such corporation, and (E) a description of any other contractual charge or impediment which would materially limit or impair any of the Company's ownership of such entity or interest or its ability effectively to exercise the full rights of ownership of such entity or interest; and (iv) in the case of each of such unincorporated entities, information substantially equivalent to that provided pursuant to clause (iii) above with regard to corporate entities.

         (b) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. Each Subsidiary is duly qualified to do business as a foreign corporation in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and (except as specified in Section
6.3 of the Disclosure Schedule) are owned of record and beneficially, directly or indirectly, by a Company, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any Subsidiary.

         SECTION 6.4. Authorization and Validity of Agreements. Each of the Companies and each Shareholder has the power to enter into this Agreement and to carry out his or her obligations hereunder. This Agreement (a) has been duly authorized and executed by each of the Companies and all necessary corporate proceedings, including approval of this Agreement by the Companies' shareholders, have occurred, (b) has been duly executed by each Shareholder and
(c) constitutes the valid and binding obligation of each Company and Shareholder and is enforceable against each Company and Shareholder in accordance with its terms.

         SECTION 6.5. No Conflict or Violation. Except to the extent set forth in Section 6.5 of the Disclosure Schedules, the execution, delivery and performance of this Agreement by the Shareholders does not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of the Companies or any Shareholders Agreement (copies of which have previously been delivered to the Buyer), and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which any Company or any Shareholder is a party or by which any of them is bound or to which any of their respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of any Company, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits, authorizations or approvals referred to in Section 3.16.

         SECTION 6.6. Consents and Approvals. Except for required filings under the Florida Act and the General Corporation Law in connection with the Merger,
Section 6.6 of the Disclosure Schedule sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by the Companies or the Shareholders or the performance by the Companies or the Shareholders of their obligations hereunder.

         SECTION 6.7. Financial Statements. The Shareholders have heretofore furnished to the Buyer (a) financial statements for the Companies as of and for the years ended December 31, 199-- through 1994, accompanied by the reports thereon of the Companies' Accountants, and (b) copies of the March 31, 1995 financial statements listed in Section 6.7 of the Disclosure Schedule, certified by the chief executive officer and chief financial officer of the Companies (the audited financial statements listed in clause (a) above being hereinafter referred to as the "1994 Financial Statements", and all the financial statements referred to in clauses (a) and (b) above being hereinafter collectively referred to as the "Financial Statements"). The Financial Statements, including the notes thereto, (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as nay be indicated in the notes thereto and, as to interim unaudited statements, except for the absence of footnotes thereto), (ii) present fairly the financial position, results of operations and changes in financial position of the Company as of such dates and for the periods then ended (subject, in the case of the unaudited interim Financial Statements, to normal year-end audit adjustments consistent with prior periods and which are not material), (iii) are correct in all material respects and in accordance with the books of account and records of the Company, and (iv) can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Company for federal income tax purposes.

         SECTION 6.8. Absence of Certain Changes or Events. Since December 31, 1994 and except as set forth in Section 6.8 of the Disclosure Schedule:

         (a) the Companies have operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Companies. None of the Shareholders or the Companies knows or has reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of the Companies;

         (b) the Companies have not taken any actions of a type referred to in
Section 8.1 that would have required the consent of the Buyer if such action were to have been taken during the period between the date hereof and the Closing Date;

         (c) there has not been any change in any method of accounting or accounting practice of the Companies; and

         (d) there has not been any loss of the employment, services or benefits of any key employee.

         SECTION 6.9. Tax Matters.

         (a) Except as set forth in Section 6.9 of the Disclosure Schedule, all Tax Returns required to be filed before the Closing Date in respect of the Companies have been filed, and the Companies have paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such Returns and have paid, or adequately reserved for the payment of, all Taxes with respect to periods ended on or before the Closing Date for which Tax Returns have not yet been filed. Section 6.9 of the Disclosure Schedule sets forth the respective anticipated filing date of the Companies' Tax Returns for the year ended December 31, 1994, and for the period beginning January 1, 1995 and ending on the Closing Date. All Taxes of the Companies have been paid or adequately provided for and the Shareholders know of no proposed additional tax assessment against the Companies not adequately provided for in the Financial Statements. Copies of all Tax Returns for the fiscal years ended December 31, 1990 through 1993 have been furnished to the Buyer and such copies are accurate and complete as of the date hereof; the Companies have also furnished to the Buyer correct and complete copies of all notices and correspondence sent or received since December 31, 1993 by the Companies to or from any federal, state or local tax authorities. There are no pending or threatened audits of Tax Returns or assessments of Taxes. No Company is a party to any agreement with respect to the sharing or allocation of, or indemnification in respect of Taxes or tax costs. The statute of limitations has closed with respect to all Tax Returns of the Companies for years prior to 1990.

         (b) The Companies have not filed a consent to the application of
Section 341(f) of the Internal Revenue Code of 1986 (the "Code").

         (c) The Companies are not and have not been United States real property holding companies (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

         (d) No indebtedness of the Companies is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

         SECTION 6.10. Post-1994 Charges. Section 6.10 of the Disclosure Schedule sets forth a true and complete list of each dividend, management fee, interest or any other similar charge that has been incurred or paid since December 31, 1994 by the Companies.

         SECTION 6.11. Absence of Undisclosed Liabilities. Except as set forth in Section 6.11 of the Disclosure Schedule, the Companies have no material indebtedness or material liability, absolute or contingent, known or unknown, which is not shown or provided for on the balance sheet of the Companies as of that date included in the 1994 Financial Statements other than liabilities incurred or accrued in the ordinary course of business since December 31, 1994 and executory obligations under contracts listed in the Disclosure Schedule. Except as shown in such Disclosure Schedule, balance sheets or in the notes to the Financial Statements, the Companies are not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

         SECTION 6.12. Interests in real Property.

         The Companies do not own any real property.

         SECTION 6.13. Leases.

         (a) Section 6.13 of the Disclosure Schedule sets forth a list of all properties in which the Company has a leasehold interest, as of the date hereof (each, a "Lease" and collectively, the "Leases").

         (b) No Lease has been modified or amended in writing except as set forth in Section 6.13 of the Disclosure Schedule. Neither the Companies, nor, to the Knowledge of the Shareholders, any other party thereto is in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a breach or default) under any Lease, and no party to any Lease has given the Companies written notice of or made a claim with respect to any breach or default, the consequences of which, individually or in the aggregate, might result in the termination of such Lease or have a material adverse effect on the Companies.

         (c) None of the property subject to a Lease is subject to any sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment of such property or any portion thereof.

         SECTION 6.14. Personal Property. Section 6.14 of the Disclosure Schedule sets forth a complete and correct list and brief description of each item of machinery, equipment, furniture, fixtures and other tangible personal property owned, leased or used by the Companies having an original purchase cost or aggregate lease cost to the Companies exceeding $5,000 (the "Machinery and Equipment"). Except as set forth in Section 6.14 of the Disclosure Schedule, the Companies own outright and have good title, free and clear of all title defects and objections, security interests, liens, charges and encumbrances of any nature whatsoever (other than the lien of current property taxes and assessments not in default, if any, liens of landlords and other lessors arising under statute, and other liens, claims and encumbrance or charges that do not in any material respect detract from the value of the Machinery and Equipment or interfere with any material way with the present use thereof) to the Machinery and Equipment shown on Section 6.14 of the Disclosure Schedule as owned by it and to all the machinery, equipment, furniture, fixtures, inventory, receivables and other tangible or intangible personal property reflected on the balance sheet included in the 1994 Financial Statements and all such property acquired since the date thereof, except for sales and dispositions in the ordinary course of business since such date. None of the title defects, objections, security interests, liens, charges or encumbrances (if any) listed on Section 6.14 of the Disclosure Schedule adversely affects the value of any of the items of personal property to which it relates or interferes with its use in the conduct of business of the companies. Except as set forth in Section 6.14 of the Disclosure Schedule, the Companies hold good leaseholds in all of the Machinery and Equipment shown on Section 6.14 of the Disclosure Schedule as leased by it, in each case under valid and enforceable leases. The Companies are not in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a lapse or default) under any lease of any material items of Machinery and Equipment purported to be leased by it. The machinery and Equipment and other personal property now owned, leased or used by the Companies is sufficient and adequate to carry on its businesses as presently conducted and all items thereof are in good operating condition and repair reasonable wear and tear excepted. The Companies do not hold any personal property of any other person, firm or corporation pursuant to any consignment or similar arrangement.

         SECTION 6.15. Intentionally left blank.

         SECTION 6.16. Licenses, Permits and Governmental Approvals.

         (a) Section 6.16 of the Disclosure Schedule sets forth a true and complete list of all licenses, permits, franchises, authorizations and approvals issued or granted to the Companies by the Government of the United States, any state or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), and all pending applications therefor. Such list specifies the date issued, granted or applied for, the expiration date and the current status thereof. Each License and Permit has been duly obtained, is valid and in full force and effect, and, to the Knowledge of the Shareholders, is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect. To the Knowledge of the Shareholders, the Licenses and Permits are sufficient and adequate in all respects to permit the continued lawful conduct of the Companies' business in the manner now conducted and as has been proposed by the Companies to be conducted, and, to the Knowledge of the Shareholders, none of the operations of the Companies business are being conducted in a manner that violates any of the terms or conditions under which any License and Permit was granted. Except as set forth in Section 6.16 of the Disclosure Schedule, no such License and Permit will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

         (b) To the Knowledge of the Shareholders, no physician employed by or acting as an independent contractor for the Companies ever has (i) had his/her license to practice medicine in any jurisdiction denied, surrendered, limited, suspended, revoked or subject to probationary conditions or is subject to any pending proceedings regarding any of the foregoing, (ii) had his/her Federal or State Drug Enforcement Agency controlled substance authorization denied, revoked, suspended, reduced or not renewed or has been subject to institution of, or is subject to any pending proceedings regarding any of the foregoing,
(iii) had his/her membership in any local, state or national medical professional society or organization revoked, suspended or not renewed or is subject to any pending proceedings regarding any of the foregoing, (iv) advised the companies (each such physician having been asked by the companies regarding such matters), that he/she had received treatment for alcoholism, drug abuse, sexual misconduct or psychiatric disorders, or (v) advised the Companies (each such physician having been asked by the Companies regarding such matters), that he/she had been the subject of administrative sanctions or been suspended from or lost eligibility for participating in Medicare, Medicaid or other governmental or non-governmental medical insurance programs or is subject to any pending proceedings regarding any of the foregoing.

         SECTION 6.17. Compliance with Law. To the Knowledge of the Shareholders, the operations of the Companies have been conducted in material accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the Companies and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, environmental protection, architectural barriers to the handicapped, fire, zoning and building and occupation safety. The Companies have not received notice of any violation of any such law, regulation, order or other legal requirement, and are not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Companies or any of their assets, properties or operations. The Shareholders do not have knowledge of any proposed change in any such laws, rules or regulations (other than laws of general applicability) that would materially and adversely affect the transactions contemplated by this Agreement or all or a material part of the Companies' business; provided that the health care field is subject to significant regulation and there has been a significant amount of public discussion about changes to applicable laws and regulations, some of which could have materially adverse effect on the Companies' business. The Companies' business does not depend upon or result from any payments, direct or indirect, in the nature of bribes, kickbacks, or similar payments to any government or agency thereof or any other Person or in the nature of contributions to any domestic or foreign political party or candidate.

         SECTION 6.18. Litigation. Except as set forth in Section 6.18 of the Disclosure Schedule, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the Knowledge of the Shareholders, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against the Companies or any of their officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of the Companies or the transactions contemplated by this Agreement, which, if asserted, could reasonably be expected to have a material adverse effect on the Companies, nor is any basis known to the Shareholders for any such action, suit, proceeding or investigation. Section
6.18 of the Disclosure Schedule sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations. Neither the Companies nor any of their respective assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that materially affects or might materially affect their respective assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

         SECTION 6.19. Contracts. Section 6.19 of the Disclosure Schedule sets forth a true and complete list and a summary description of all material contracts, agreements and other instruments to which any Company is a party or otherwise relating to or affecting any of its assets, properties or operations, including, without limitation, all written or oral, express or implied, material
(a) contracts, agreements and commitments not made in the ordinary course of business; (b) purchase and supply contracts; (c) contracts, loan agreements, repurchase agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (d) leases and subleases of real or personal property; (e) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights; (f) documents granting any power of attorney with respect to the affairs of the Company; (g) contracts or commitments limiting or restraining the Company from engaging or competing in any lines of business or with any person, firm, or corporation; (h) partnership and joint venture agreements; and (i) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment"). Each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof. The Company has performed all obligations required to be performed by it to date under, and in not in default in respect of, any Commitment, and, to the Knowledge of the Shareholders, no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the Knowledge of the Shareholders, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. Each Company has delivered to the Buyer true and complete originals or copies of all its Commitments.

         SECTION 6.20. Employee Plans.

         (a) The Companies have complied in all material respects with the requirements of Section 4980B of the Code and Sections 601 to 608 of ERISA relating to continuation coverage for group health plans. Except as set forth in
Schedule 6.20(a) of the Disclosure Schedule, neither the Company nor any affiliate thereof maintains, contributes, or is a party to, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other written, unwritten, formal or informal plan or agreement involving direct or indirect compensation other than workers' compensation, unemployment compensation and other government programs, under which the Company or any affiliate thereof has any present or further obligation or liability with respect to the employees of the Company (collectively, the "Plans").

         (b) All of the employees of the Company are listed on Schedule 6.20(b) of the Disclosure Schedule. For each of such employees, the Company has either paid or adequately provided for the payment of all accrued benefits such employees are entitled to receive as of the

Closing Date, including, without limitation, all accrued vacation, sick or personal time and benefits due under any Plans. Except as set forth on such
Schedule 6.20(b), all contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the closing Date.

         (c) Except as set forth in Schedule 6.20(c) or as otherwise communicated to the Buyer in writing, (i) each of the Plans is in substantial compliance with all applicable provisions of law, including but not limited to the Employee Retirement income Security Act of 1974, as amended ("ERISA"), (ii) each of the Plans intended to be qualified and tax-exempt pursuant to Sections 401(a) and 501(a) is so qualified and tax-exempt, (iii) the Company is not subject to any liability, other than claims for benefits in the ordinary course, on account of any Plan or any plan or arrangement previously maintained or contributed to by it or any affiliate which is similar to a Plan and (iv) to the best knowledge of the Company after due inquiry, no circumstances exist which would be likely to result in any liability to the Company similar to that described in clause (iii).

         (d) True, correct and complete copies of the following documents, with respect to each of the Plans, have been delivered or made available to the Buyer by the Company; (i) all plans and related trust documents, and amendments thereto, (ii) summary plan descriptions, (iii) the three most recent Form 5500s and (iv) written communications to employees relating to the Plans.

         SECTION 6.21. Insurance. Section 6.21 of the Disclosure Schedule lists the fidelity bonds and the aggregate coverage amount and type and generally applicable deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation and other forms of insurance insuring the properties, assets and operations of the business of each Company. The Company has furnished a true, complete and accurate copy of all such policies and bonds to the Buyer. Except as set forth in Section 6.21 of the Disclosure Schedule, to the Knowledge of the Shareholders, all such policies and bonds are in full force and effect, underwritten by financially sound and reputable insurers (to the Knowledge of the Shareholders) and sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapse by reason of the consummation of the transactions contemplated by this Agreement. The Companies shall use reasonable efforts to maintain the coverage under all policies and bonds listed in Section 6.21 of the Disclosure Schedule in full force and effect until the Closing Date. No Company is in material default under any provisions of any such policy of insurance or has received notice of cancellation of any such insurance. Except as set forth in Section 6.21 of the Disclosure Schedule, there is no claim by any Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Since December 31, 1994, except as set forth in Section 6.21 of the Disclosure Schedule, the Company has not received any written notice from or on behalf of any insurance carrier issuing such policies, that insurance rates will hereafter be substantially increased (except to the extent that insurance rates may be increased for similarly situated risks), that there will hereafter be a cancellation, or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or non-renewal of existing policies, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by any Company, purchase of additional equipment, or modification of any of the methods of doing business of any Company, will be required or suggested.

         SECTION 6.22. Professional Liability Lawsuits.

         (a) Except as set forth in Schedule 6.22 to the Disclosure Schedule:
(i) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature before any court or governmental or other regulatory or administrative agency, commission or authority, domestic or foreign, against or involving any professional services performed in connection with or on behalf of any Company, or class of claims or lawsuits involving the same or similar services performed in connection with or on behalf of the Companies which is pending or, to the Knowledge of the Shareholders, threatened (collectively, "Professional Liability Lawsuits") which, if determined adversely, would have a material adverse effect on the Companies and (ii) to the Knowledge of the Shareholders there has not been any Occurrence.

         (b) For purposes of this Section 6.22, the term "Occurrence" shall mean any accident, happening or event which takes place at any time which is caused or allegedly caused by any such accident, happening or event otherwise involving any professional services performed in connection with or on behalf of any Company, that is likely to result in a claim or loss.

         SECTION 6.23. Propriety of Past Payments. To the Knowledge of the
Shareholders: no funds or assets of any Company have been used by the Companies for illegal purposes; no unrecorded funds or assets of the Companies have been established for any purpose; no accumulation or use of the Companies' corporate funds or assets has been made without being properly accounted for in the respective books and records of the companies; all payments by or on behalf of the Companies have been duly and properly recorded and accounted for in the Companies' books and records; no false or artificial entry has been made in the books and records of the Companies for any reason; no payment has been made by or on behalf of the Companies with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Companies have not made, directly or indirectly, any illegal contributions to any political party or candidate.

         SECTION 6.24. Environmental Matters. To the Knowledge of the Shareholders, the Companies have obtained and maintained in effect all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and are in compliance with all Environmental Laws and with all such licenses, permits and authorizations. To the Knowledge of the Shareholders, the Companies have not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. or any other Environmental Laws, nor has Company received notice of any such liability or any claim therefor or submitted notice pursuant to section 103 of such Act to any governmental agency with respect to any of their respective assets.

         SECTION 6.25 Labor Matters.

         (a) Except as set forth in Section 6.25 of the Disclosure Schedule: (i) the Companies are not parties to any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) the Companies are not parties to any agreement, policy or practice that requires them to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) the Companies are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Companies nor do the companies know of any activities or proceedings of any labor union to organize any such employees. The companies have furnished to the Buyer complete and correct copies of all such agreements ("Employment and Labor Agreements"). The Companies have not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement, and there are no grievances outstanding thereunder.

         (b) Except an set forth in Section 6.25 of the Disclosure Schedule: (i) the Companies are in material compliance with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Knowledge of the Shareholders, threatened against or affecting the Companies, and the Companies have not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or written respect to employees of the Companies since December 31, 1994; (iv) there is no representation claim or petition pending before the NLRB and no question concerning representation exists relating to the employees of the Companies; (v) there are no charges with respect to or relating to the Companies pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; and (vi) the Companies have received no formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Companies and no such investigation is in progress.

         SECTION 6.26. [Intentionally left blank.]

         SECTION 6.27. Survival. Each of the representations and warranties set forth in this Article VI shall be deemed represented and made by the Shareholders at the Closing as if made at such time and shall survive the Closing for a period terminating on the later of (a) the first anniversary of the Closing Date and (b) with respect to claims asserted pursuant to Section 9.1 before the expiration of the applicable representation or warranty, on the date such claim is finally liquidated or otherwise resolved.

         SECTION 6.28 Purchase for Investment.

         (a) Each Shareholder is acquiring the Inphynet Shares issuable pursuant to the Merger for his, her or its own account and not with a view to, or for sale in connection with, any "distribution," as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), of any Inphynet Shares in violation of the Securities Act.

         (b) Such Shareholder understands that (i) the Inphynet Shares issued in the Merger will be restricted securities within the meaning of Rule 144 of the Securities Act ("Rule 144"); (ii) such securities are not registered pursuant to the Securities Act; (iii) such securities must be held indefinitely and that no transfer of such securities may be made by Shareholder unless (A) the sale of such securities has been registered under the Securities Act and any applicable state securities laws, or (B) an exemption from registration is available under applicable state securities laws and the Securities Act, including in accordance with the terms and conditions of Rule 144; and (iv) in any event, the exemption from registration under Rule 144 will not be available unless such securities have been beneficially owned for at least two years.

         (c) Such Shareholder understands that the certificates representing Inphynet Shares issued pursuant to this Agreement shall bear a legend substantially as follows:

         The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder's expense, an opinion (satisfactory to the Company) of counsel (satisfactory to the Company) that registration is not required.

         (d) Such Shareholder is a resident of Florida.

         (e) The undersigned is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

                                   ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyers hereby represent, warrant and agree as follows:

         SECTION 7.1. Corporate Organization; Capitalization.

         (a) Inphynet and Acquisition are corporations duly organized, validly existing and in good standing under the laws of the States of Delaware and Florida, respectively, and each has all requisite power and authority (corporate and other) to own its properties and assets and to conduct its business as now conducted. Complete and correct copies of the Inphynet's Certificate of Incorporation and By-laws and Acquisition's Articles of Incorporation and By-laws have been delivered to the Shareholders.

         (b) The authorized capital stock of Inphynet consists of (i) 50,000,000 shares of common stock, par value $.01 per share, of which 12,994,416 shares are outstanding as of August 10, 1995, and (ii) 10,000,000 shares of preferred stock, par value $.10 per share, none of which is issued or outstanding. The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $.01 per share, all of which are outstanding.

         SECTION 7.2. Authorization and Validity of Agreements. Each Buyer has the corporate power to enter into this Agreement and all Collateral Agreements and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of the Buyer's obligations hereunder have been duly authorized by the Board of Directors of the Buyer, and no other corporate proceedings on the part of the Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Buyer and is the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         SECTION 7.3. No Conflict or Violation. The execution, delivery and performance by the Buyer of this Agreement do not and will not violate or conflict with any provision of the Certificate of Incorporation or By-laws of any Buyer, and do not and will not violate any provision of any law, agreement or instrument to which the Buyer is a party or by which it is bound, or of any order, judgment or decree of any court or other governmental or regulatory authority to which the Buyer is subject.

         SECTION 7.4. Investment Intent. The Shares will be acquired hereunder solely for the account of the Buyer and its specified designees, for investment, and not with a view to the resale or distribution thereof, subject to the right of the Buyer and any such designees to sell, assign, transfer or distribute any or all of the Shares to any corporation which is an Affiliate of the Buyer.

         Section 7.5 No Default or Consents. Neither the execution and delivery of this Agreement by Buyers nor the Buyers' carrying out of the transactions contemplated hereby will:

         (i) violate or conflict with any of the terms, conditions or provisions of either Buyer's certificate of incorporation or bylaws;

         (ii) violate any Legal Requirements applicable to either Buyer;

         (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or Permit applicable to either Buyer;

         (iv) result in the creation of any lien, charge or other encumbrance on the shares of capital stock or any property of either Buyer; or

         (v) except for notice filings under Regulation D promulgated under the Securities Act, Inphynet's Form 8-K reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any filings necessary to perfect an exemption from registration for stock issuances under Florida state securities or blue sky laws, and the filing of the Certificate of Merger and the Articles of Merger under the General Corporation Law and Florida Act, respectively, require either buyer to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority that has not been obtained or made.

         Section 7.6 No Proceedings. No suit, action or other proceeding is pending or, to each Buyer's knowledge, threatened before any Governmental Authority seeking to restrain either Buyer or prohibit its entry into this Agreement or prohibit the Closing, or seeking Damages against either Buyer or its Properties as a result of the consummation of this Agreement.

         Section 7.7 Inphynet SEC Filings. Inphynet has heretofore delivered to the Shareholders and the Companies copies of Inphynet's Annual Report on Form 10-K for the year ended December 31. 1994 and Inphynet's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995. As of their respective dates, such reports complied in all material respects with all applicable requirements of the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 7.8 Absence of Certain Changes. Since March 31, 1995, neither Inphynet nor any of its subsidiaries has, except to the extent reported in Inphynet press releases (copies of which have heretofore been provided to the Shareholders), suffered a change, or any event involving a prospective change, in the business, assets, financial condition or results of operation which has had, or is reasonably likely to have, individually or in the aggregate, a material adverse effect on Inphynet's consolidated business, assets, financial condition or results of operations.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

         SECTION 8.1. Certain Changes and Conduct of Business.

         (a) From and after the date of this Agreement and until the Closing Date, the Shareholders shall cause each of the Companies to conduct, in all material respects, its business in the ordinary course consistent with past practices and, without the prior written consent of the Buyer, which consent will not be unreasonably withheld, the Shareholders will not, except as required or permitted pursuant to the terms hereof, permit any Company to:

         (i) make any material change in the conduct of its businesses and operations or enter into any material transaction other than in the ordinary course of business consistent with past practices;

         (ii) make any change in its Articles of Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

         (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices or (B) issue any securities convertible or exchangeable for debt securities of any Company;

         (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except transactions pursuant to existing contracts set forth in the Disclosure Schedule and dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

         (v) subject any of its assets, or any part thereof, to any Lien or suffer such to be imposed other than such Liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have a material adverse effect on any Company;

         (vi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or declare, set aside or pay any dividends or other distribution in respect of such shares, provided that, subject to Buyer's approval and provided such action will not prevent the use of pooling of interest accounting treatment, the Company may, consistent with past practice, pay a dividend prior to the Closing Date in an aggregate amount not to exceed the Company's taxable earnings for the period from December 31, 1994 through the Closing Date, less any amounts previously dividended or distributed by the Company to its Shareholders during such period;

         (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

         (viii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

         (ix) make or commit to make any material capital expenditure;

         (x) pay (except as permitted by subsection (vi) above), loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates;

         (xi) guarantee any indebtedness for borrowed money or any other obligation of any other person;

         (xii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

         (xiii) take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct;

         (xiv) make any loan, advance or capital contribution to or investment in any Person;

         (xv) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in generally accepted accounting principles or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

         (xvi) settle, release or forgive any claim or litigation or waive any right;

         (xvii) commit itself to do any of the foregoing.

         (b) From and after the date hereof and until the Closing Date, the Shareholders will cause the Companies to use their reasonable efforts to:

         (i) continue to maintain, in all material respects, their properties in accordance with present practices in a condition suitable for their current use;

         (ii) file, when due or required, federal, state, foreign and other Tax Returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against them, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

         (iii) continue to conduct their business in the ordinary course consistent with past practices;

         (iv) keep their books of account, records and files in the ordinary course and in accordance with existing practices; and

         (v) continue to maintain existing business relationships with suppliers and patients to the extent that such relationships are, at the time, judged to be economically beneficial.

         SECTION 8.2. Access to Properties and Records. The Shareholders shall afford, and shall cause the Companies to afford, to the Buyer and the Buyer's accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Article XI) to all the Companies' properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to the Buyer all other information concerning the Companies' business, properties and personnel as the Buyer may reasonably request, provided that no investigation or receipt of information pursuant to this Section 8.2 shall affect any representation or warranty of the Shareholders or the conditions to the obligations of the Buyer.

         SECTION 8.3. Negotiations. From and after the date hereof, prior to the Closing or the termination of this Agreement, neither the Shareholders nor the Companies, their officers or directors nor anyone acting on behalf of the Shareholders, the Companies or such persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group (other than the Buyer or its representatives) concerning any merger, sale of substantial assets, purchase or sale of shares of common stock or similar transaction involving any of the Companies. The Shareholders shall promptly communicate to the Buyer any inquiries or communications concerning any such transaction which they may receive or of which they may become aware.

         SECTION 8.4. Consents and Approvals. (a) The Companies, with the assistance of the Buyer, (i) shall use their best efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, and (ii) shall diligently assist and cooperate with the Buyer in preparing and filing all documents required to be submitted by the Buyer to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Buyer in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Buyer all information concerning the Shareholders and the Company which counsel to the Buyer determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

         SECTION 8.5. Disposition of Shares. Each Shareholder who is an affiliate (for the purposes of applying SEC Accounting Series Release No. 135 and SEC Staff Accounting Bulletin (SAB) Nos. 65 and 76) of any of the Companies, agrees not to dispose of any Inphynet Shares until the date on which financial results covering at least thirty (30) days of post-Merger combined operations of Inphynet and the Companies have been published by the Buyer, which shall occur no later than the filing of the Buyer's quarterly report on Form 10-Q reporting such results.

         SECTION 8.6. Further Assurances. Upon the request of the Buyer at any time after the Closing Date, the Shareholders will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the Buyer or its counsel may reasonably request in order to effectuate the purposes of this Agreement.

         SECTION 8.7. Reasonable Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

         SECTION 8.8. Non-Competition; Non-solicitation of Employees.

         (a) Each of the Shareholders agrees for a period of five years (or, with respect to any particular Shareholder, such shorter period of time and lesser scope, as such Shareholder is subject to non-competition obligation pursuant to the Shareholder Employment Agreement to which such Shareholder is a party), after the Closing Date, except to the extent such Shareholder is performing services pursuant to the terms of a Shareholder Employment Agreement,
(i) not to (x) directly or indirectly for his/her own benefit (whether as an officer, director, owner, employer, partner or other participant in any business or venture) provide or attempt to market any form of radiologic medical services or consulting or staffing services within five (5) miles (two (2) miles with respect to Dade, Broward and Palm Beach counties) of any hospital or other medical facility with which the Company, the Buyers or their affiliates does radiology business (radiation oncology business in the case of Shareholders Brizel, Tepperman and Woolfitt), which contract or relationship exists at the date compliance with this Section 8.8 is being determined or within one (1) year prior to such date, or with whom the Company, the Buyers or their affiliates has discussed the possibility of providing radiology (radiation oncology in the case of Shareholders Brizel, Tepperman and Woolfitt) staffing or services at any time within the year prior to the date compliance with this Section 8.8 is being determined or (y) directly or indirectly own or manage any entity providing or offering to provide teleradiology services to any hospital or other medical facility with which the Company, the Buyers or their affiliates has a contractual or business relationship to provide radiology services, which relationship exists at the date compliance with this Section 8.8 is being determined or within one (1) year prior to such date, or to whom the Company, the Buyers or their Affiliates have made a personal presentation regarding the possibility of providing teleradiology services at any time within the year prior to the date compliance with this Section 8.8 is being determined; provided that, in the event a Shareholder's Employment Agreement is terminated pursuant to Section 9.2(7) of such Agreement, the restrictions in clause (x) above shall apply only to RAH locations and any facility of the Buyers or any Affiliate of the Buyers at which the Buyer (or its Affiliates) provide radiology services and at which such Shareholder has provided services during the one-year period prior to such termination, and (ii) not to make, offer, solicit or induce to enter into, any written or oral arrangement, agreement or understanding regarding employment or retention as a consultant with any person who was, on the date hereof, a full-time employee of the Company without the written consent of the Buyer.

         (b) The Shareholders agree that a monetary remedy for a breach of the agreement set forth in paragraph (a) above will be inadequate and impracticable and further agree that such a breach would cause the Buyer irreparable harm, and that the Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, the Shareholders agree that the Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent Jurisdiction shall determine; and

         (c) If any provision of this Section 8.8 is invalid in part, it shall be curtailed, both as to time and location, to the minimum extent required for its validity under the laws of the State of Florida and shall be binding and enforceable with respect to the Shareholders as so curtailed.

         (d) No shareholder shall be responsible or subject to any liability, set-off or other remedy as a result of the breach of these provisions by any other Shareholder.

         SECTION 8.9. Notice of Breach. Through the Closing Date, the parties hereto shall promptly give the other parties written notice with particularity upon having knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement. Through the closing Date, the Shareholders shall promptly supplement the Disclosure Schedule (a "Supplement") after the occurrence of any event which changes or is likely to change in any material respect any statement made by the Shareholders in this Agreement or in the Disclosure Schedule. Within a ten (10) day period after receipt of such notice, the Buyer may and shall inform the Shareholders of the Buyer's election to either (a) waive such breach and consummate the transactions contemplated by the Agreement, (b) terminate the Agreement or (c) amend the Agreement (with the concurrence of Shareholders) or to enter into such other arrangements as may be mutually satisfactory to the parties hereto.

                                   ARTICLE IX

                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

         SECTION 9.1. Representations and Warranties of Shareholders. All representations and warranties made by the Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by the Shareholders on and as of such date.

         SECTION 9.2. Performance of Shareholders' and Companies' obligations. The Shareholders and Companies shall have performed in all respects all obligations required under this Agreement to be performed by them on or before the Closing Date.

         SECTION 9.3. Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

         SECTION 9.4. No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the Company shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement

         SECTION 9.5. No Material Adverse Change. During the period from December 31, 1994, to the closing Date, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Companies.

         SECTION 9.6. Employment Contracts. On or before the Closing Date, all existing employment agreements and severance agreements between the Company and any Shareholder shall have been terminated without any liability after the Closing Date on the part of the Companies, and each of the Shareholders shall have entered into employment agreements with the Buyer or its designee in the form attached hereto as Exhibit F.

         SECTION 9.7. Opinion of Counsel. The Buyer shall have received a favorable opinion, dated as of the Closing Date, from Greenberg Traurig, counsel to the Shareholders, in form and substance reasonably satisfactory to the Buyer and its counsel, that:

         (a) Each of the Companies is duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

         (b) The authorized capital stock of the Companies is as set forth in
Section 6.1. All the Shares have been duly authorized and validly issued, and are fully paid and non-assessable and no personal liability attaches to the ownership thereof. The Shares are the sole outstanding shares of capital stock of the Companies, and, to counsel's knowledge after due inquiry, except as specifically provided in this Agreement there are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire any of the Shares or any unissued or treasury shares of capital stock of the Companies. The transfer and delivery of the Shares by the Shareholders to the Buyer as contemplated by this Agreement will transfer to the Buyer good, marketable title to all the Shares, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions.

         (c) This Agreement has been duly executed by the Companies and each of the Shareholders and constitutes the legal, valid and binding obligation of the Companies and the Shareholders, enforceable against each of them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforceability of creditors' rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought and provided that no opinion shall be given with respect to the non-competition provisions of this Agreement.

         (d) The execution, delivery and performance by the Shareholders of this Agreement do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument known to such counsel after inquiry of appropriate of officers of the Company and of the Shareholders, to which the Shareholders or the Company is a party or by which any of them is bound or to which any of their respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Company, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits, authorizations or approvals referred to in Section 3.16.

         (e) To counsel's knowledge after inquiry of the Shareholders and the appropriate officers of the Companies, neither the Shareholders nor the Company
(i) has received notice of any violation of any such law, regulation, order or other legal requirement applicable to it, or (ii) is in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Company or any of its assets, properties or operations.

         (f) To counsel's knowledge after inquiry of the Shareholders and the appropriate officers of the Companies, each of the Employee plans is in compliance with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA and the Code, and applicable to such Employee Plans, where the failure so to comply would have a material adverse effect on the business of the Company.

         In giving such opinion, such counsel may rely upon certificates of public officials, upon opinions of local counsel and, as to matters of fact, upon certificates of the shareholders or officers of the Company, and such counsel may assume that this Agreement has been duly authorized, executed and delivered by the Buyer.

         SECTION 9.8. Other Closing Documents. The Buyer shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of the Shareholders or in furtherance of the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

         SECTION 9.9. Legal Matters. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Shareholders under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Shareholders in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Buyer.

         SECTION 9.10. Letter from Companies' Accountants. On or before the Closing Date, the Buyer shall have received from Companies' Accountants a letter in form and substance satisfactory to Buyer stating that the transaction contemplated by this Agreement is eligible to be accounted for as a pooling of interests.

                                    ARTICLE X

                    CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS

         The obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Shareholders in their sole discretion:

         SECTION 10.1. Representations and Warranties of Buyer. All representations and warranties made by the Buyer in this Agreement shall be true and correct on and as of the Closing Date as if again made by the Buyer on and as of such date.

         SECTION 10.2. Performance of Buyers' Obligations. The Buyer shall have performed in all respects all obligations required under this Agreement to be performed by it on or before the Closing Date.

         SECTION 10.3. Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall be in full force and effect on the Closing Date.

         SECTION 10.4. No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order propagated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the Buyer and its subsidiaries, taken as a whole, shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated this Agreement or which challenges the validity or enforceability of this Agreement.

         SECTION 10.5. Registration Rights.

         (a) Each of the Shareholders shall have had an opportunity on the Closing Date to have become parties to a registration rights agreement dated August 26, 1994, a copy of which is attached hereto as Exhibit D (the "Registration Rights Agreement"), with the Buyer covering the Inphynet Shares.

         (b) In addition to the Shareholders' rights as "Holders" pursuant to the terms of the Registration Rights Agreement and notwithstanding the limitations set forth in Section 2.1(i) of the Registration Rights Agreement, the Shareholders shall have the right to demand registration pursuant to the Registration Rights Agreement of all or a portion of the Common Stock under the Securities Act of 1933, as amended (the "Act"), at any time after the six month anniversary of the Closing Date, provided that (i) prior to such request the Shareholders have not had an opportunity to register and sell shares of Common Stock with a Market Value (as such term is defined in the Registration Rights Agreement) greater than $12,000,000 and (ii) the Market Value of shares requested to be registered is greater than $12,000,000 and less than $15,000,000 and provided further, that not more than 50% of the Inphynet Shares may be sold pursuant to such demand registration and any prior piggy back registrations.

         SECTION 10.6. Board of Directors Appointment. Effective on the Closing Date, Stanley Margulies, M.D. shall have been appointed to the Buyer's Board of Directors.

         SECTION 10.7. Opinion of Counsel. The Buyer shall have received a favorable opinion, dated as of the Closing Date, from David C. Peck, Esq., Co-General Counsel of Inphynet, in form and substance reasonably satisfactory to the Shareholders and their counsel, that:

         (a) Each of the Buyers is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. The authorized capital stock of the Buyers is as set forth in Section 7.1(b).

         (b) The transfer and delivery of the Inphynet Shares to the Shareholders will transfer to the Shareholders good, marketable title to all the Shares, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions.

         (c) This Agreement has been duly executed by each of the Buyers and constitutes the legal, valid and binding obligation of the Buyers, enforceable against each of them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforceability of creditors' rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought, provided that no opinion need be given regarding the non-competition provision of the Agreement.

         (d) The execution, delivery and performance by the Buyers of this Agreement do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument known to such counsel after inquiry of appropriate officers of the Buyers, to which either of the Buyers is a party or by which any of them is bound or to which any of their respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Company.

         In giving such opinion, such counsel may rely upon certificates of public officials, upon opinions of local counsel and, as to matters of fact, upon certificates of officers of the Buyers, and such counsel may assume that this Agreement has been duly authorized, executed and delivered by the Shareholders.

         SECTION 10.8. No Material Adverse Change. During the period from March 31, 1995, to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of Inphynet.

         SECTION 10.9. Other Closing Documents. The Shareholders shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of the Buyers or in furtherance of the transactions contemplated by this Agreement as the Shareholders or their counsel may reasonably request.

         SECTION 10.10. Letter from Companies' Accountants. On or before the Closing Date, the Shareholders shall have received from Companies' Accountants a letter in form and substance satisfactory to the Shareholders stating that the transaction contemplated by this Agreement is eligible to be accounted for as a pooling of interests.

         SECTION 10.11. Legal Matters. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Buyers under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Buyers in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Shareholders.

                                   ARTICLE XI

                           TERMINATION AND ABANDONMENT

         SECTION 11.1. Methods of Termination; Upset Date. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

         (a) By the mutual written consent of the Shareholders and the Buyer;

         (b) By the Buyer, if all the conditions set forth in Article VI of this Agreement shall not have been satisfied or waived on or before the Closing Date;

         (c) By the Shareholders, acting by majority vote, if all the conditions set forth in Article VII of this Agreement shall not have been satisfied or waived on or before the Closing Date;

         (d) By either the Shareholders, acting by majority vote, or the Buyer if the other party hereto fails to comply in any material respect with any of its covenants or agreements contained herein, or breaches its representations and warranties in any material way;

         (e) By either the Shareholders, acting by majority vote, or the Buyer if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or

         (f) By either the Shareholders, acting by majority vote of the Shares of RAH, or the Buyer at any time after September 7, 1995.

         SECTION 11.2. Procedure Upon Termination. In the event of termination and abandonment of this Agreement by the Shareholders or the Buyer pursuant to
Section 11.1, written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the Shareholders or the Buyer. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement except as provided in Sections 13.1, 13.4 and 13.5 hereof; provided, however, that no termination of this Agreement pursuant to this Article XI shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

                                   ARTICLE XII

                                 INDEMNIFICATION

         SECTION 12.1. Indemnification by Shareholders. Notwithstanding the Closing or the delivery of the Shares and regardless of any investigation at any time made by or on behalf of the Buyer or of any knowledge or information that the Buyer may have, each of the Shareholders, jointly and severally, agrees to indemnify and to fully defend, save and hold the Buyer, the Company, and any Affiliate of the Buyer, harmless if the Buyer, any Affiliate of the Buyer or the Company, shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees), claim or cause of action arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any and all Shareholder Events of Breach. As used herein, "Shareholder Event of Breach" shall be and mean any one or more of the following:

         (a) any untruth or inaccuracy in any representation of the Shareholders or the breach of any warranty of the Shareholders (including, without limitation, (i) any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by the Shareholders or the Company (or any representative of the Shareholders or the Company) to the Buyer (or any representative of the Buyer) and any misrepresentation in or omission from any certificate furnished to the Buyer at the Closing; (ii) any and all liabilities of or claims against the Company, the Buyer (or any of its Affiliates) arising out of any action, suit, proceeding, dispute or investigation or order, writ, judgment, award, in-junction or decree of the character described in Sections 6.18 or 6.22 in any such case to the extent not set forth in Sections 6.18 or 6.22 of the Disclosure Schedule, net of insurance proceeds, if any, to the extent received by the Company, the Buyer or any of Buyer's Affiliates);

         (b) any failure of the Shareholders duly to perform or observe any term, provision, covenant, agreement or condition on the part of the Shareholders to be performed or observed (except as set forth in Section 8.8(d));

         (c) any and all liabilities or claims against the Company, the Buyer or any Affiliate of the Buyer arising out of (i) the failure by Gulf Atlantic Insurance Company to pay insured claims in a timely manner, or (ii) any notice, demand, claim, action, suit, inquiry, hearing or proceeding with respect to a Professional Liability Lawsuit occurring after January 1, 1995 and prior to the Closing Date, which is not set forth on Schedule 6.22 to the Disclosure Schedule and which is a ["claim" or "incident"] under the Gulf Atlantic policy described in Section 6.21 of the Disclosure Schedule, net of insurance proceeds, if any, to the extent received by the Company, the Buyer or any of Buyer's Affiliates); provided, however, that (A) the Shareholders shall have no obligation to make any payment to the Buyer under Section 12.1(a) with respect to any representation or warranty made in good faith without knowledge or notice of falsity unless the aggregate amount to which the Buyer is entitled by reason of all such claims exceeds $100,000, it being understood that once such amount is exceeded, the aggregate of all such claims shall be payable on demand by the Shareholders, subject to the limitation hereinafter set forth, and (ii) in no event shall the aggregate liability of the Shareholders tinder this Article XII exceed $15,000,000.

         SECTION 12.2. Indemnification by Buyer. Notwithstanding the Closing or the delivery of the Shares and regardless of any investigation at any time made by or on behalf of the Shareholders of any knowledge or information that the Shareholders may have, the Buyers agree to indemnify and to fully defend, save and hold each of the Shareholders harmless if a Shareholder shall at any time or from time to time suffer any Damages arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any and all Buyer Events of Breach. As used herein, "Buyer Event of Breach" shall be and mean any one or more of the following:

         (a) any untruth or inaccuracy in any representation of the Buyers or the breach of any warranty of the Buyers (including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by the Buyers (or any representative of the Buyers) to a Shareholder (or any representative of a Shareholder) and any misrepresentation in or omission from any document furnished by the Buyers to a Shareholder in connection with the Closing); and

         (b) any failure of the Buyers duly to perform or observe any term, provision, covenant, agreement or condition on the part of the Buyers to be performed or observed;

         provided, however, that (A) the Buyers shall have no obligation to make any payment to any Shareholder under Section 12.2(a) with respect to any representation or warranty made in good faith without knowledge or notice of falsity unless Damages claimed is in excess of $100,000, it being understood that once such amount is exceeded the aggregate of all such claims shall be payable on demand by the Buyers, and (B) in no event shall the aggregate liability of the Buyers under this Article XII exceed $15,000,000.

         SECTION 12.3. Procedures. (a) If an Event of Breach occurs or is alleged and any party (the "Indemnified Party") asserts that another party (the "Indemnifying Party") has become obligated pursuant to Section 12.1 or 12.2, or if any third-party suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to an another party hereunder, the Indemnified Party shall give written notice to the Indemnifying Party. The Indemnifying Party agrees to defend, contest or otherwise protect the Indemnified Party against any such suit, action, investigation, claim or proceeding at the Indemnifying Party's sole cost and expense. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party's choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, the Indemnifying Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Indemnifying Party shall be entitled to recover the entire cost thereof from the Indemnifying Party including without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such suit, action, investigation, claim or proceeding.

         (b) The Indemnifying Party shall not be required to make any payment of Damages to the Indemnified Party under this Article XII until: (i) the Indemnified Party shall have given the Indemnifying Party a detailed written notice of the total amount of Damages claimed in connection with the facts giving rise to the right of indemnification, including the amount of any final, nonappealable disposition of any third-party claims; (ii) the Indemnifying Party shall, not later than forty-five (45) calendar days after receipt of such notice, render a report thereon which shall agree with the amount of Damages claimed, or take exceptions thereto and detail the Indemnifying Party's adjustments thereto (the "Indemnifying Party's Report"). If the Indemnifying Party fails to deliver to the Indemnified Party the Indemnifying Party's Report within forty-five (45) calendar days following receipt of the Indemnified Party's notice, the Indemnifying Party shall be deemed to have accepted the contents of such notice for purposes of this Article XII, and payment of the amount of Damages set forth therein shall be immediately due and payable by the Indemnifying Party to the Indemnified Party. The Indemnified Party shall have thirty (30) calendar days after receipt of the Indemnifying Party's Report to notify the

Indemnifying Party of any objections to the same. If the Indemnified Party does not given the Indemnifying Party notice of objections within such thirty (30) calendar days, the Indemnified Party shall be deemed to have accepted the adjustments to its claim set forth in the Indemnifying Party's Report for purposes of this Article XII, and payment of the amount of Damages set forth therein, if any, shall be immediately due and payable by the Indemnifying Party to the Indemnified Party. If the Indemnified Party gives the Indemnifying Party notice of objections to the adjustments in the Indemnifying Party's Report, and if the Indemnifying Party and the Indemnified Party are unable, within fifteen
(15) calendar days after receipt by the Indemnifying Party of the notice of the Indemnified Party of such objections, to resolve the disputed objections, such disputed objections will be submitted to a court of competent jurisdiction in accordance with Section 13.12 of this Agreement.

         (c) Any payment of Damages by an Indemnifying Party shall be made in such a manner and form that will not preclude Inphynet from accounting for the Merger as a pooling-of-interests.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         SECTION 13.1. Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to Section 6.27. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

         SECTION 13.2. Publicity. Neither party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the nondisclosing party prior notice and an opportunity to comment on the proposed disclosure.

         SECTION 13.3. Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Buyer shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any Affiliate of the Buyer, but in such event the Buyer shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity (except for the rights of Affiliates under Article XII of this Agreement), any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

         SECTION 13.4. Investment Bankers, Financial Advisors, Brokers and Finders.

         (a) The Shareholders represent and warrant to the Buyer that, they have not employed the services of a broker or finder in connection with this Agreement or any of the transactions contemplated hereby, except for Raymond James & Associates whose fees and expenses in connection with the transactions contemplated by this Agreement have been or will be paid by the Companies prior to the Closing Date or the Surviving Corporation immediately thereafter. The Shareholders, jointly and severally, agree to indemnify and to defend and hold the Buyer and the Company harmless against and in respect of all claims, losses, liabilities and expenses which may be asserted against the Buyer (or any Affiliate of the Buyer), and the Company by any broker or other person who claims to be entitled to an investment banker's, financial advisor's, broker's, finder's or similar fee or commission in respect of the execution of this Agreement, or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Shareholders or the Company.

         (b) The Buyer represents and warrants to the Shareholders that it has not employed the services of an investment banker, financial advisor, broker or finder in connection with this Agreement or any of the transactions contemplated hereby. The Buyer agrees to indemnify and to save and hold the Shareholders harmless against and in respect of all claims, losses, liabilities, fees, costs and expenses which may be asserted against them by any broker or other person who claims to be entitled to an investment banker's, financial advisor's, broker's, finder's or similar fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Buyer.

         (c) Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses; provided that, the aggregate of all such fees, costs and expenses (including all amounts paid to Raymond James & Associates as described in paragraph (a) above) that the Companies and the Surviving corporation are required to pay shall not exceed an aggregate of $525,000, and any such fees, costs and expenses above such amount shall be paid by the Shareholders.

         SECTION 13.5. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

         (a) If to the Buyer, to:
         Inphynet Medical Management Inc.
         1200 South Pine Island Road, Suite 600
         Ft. Lauderdale, Florida 33324-4460

         Attention: Chief Executive Officer

         with a copy to:

         EMSA Limited Partnership
         1200 South Pine Island Road, Suite 600
         Ft. Lauderdale, Florida 33324-4460
         Attention: General Counsel

         (b) If to the Shareholders, to:

         with a copy to:

         Greenberg Traurig
         1221 Brickell Avenue
         Miami, Florida 33131
         Attention: Gary M. Epstein

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this
Section 13.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 13.5.

         SECTION 13.6. Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supercedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

         SECTION 13.7. Waivers and Amendments. The Shareholders, acting by majority vote, and the Buyer may by written notice to the other (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations and warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

         SECTION 13.8. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         SECTION 13.9. Titles and Headings. The Article and Section headings and the Table of Contents contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

         SECTION 13.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         SECTION 13.11. Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Florida located in Broward County, and/or the United States District Court for the Southern District of Florida, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 13.5.

         SECTION 13.12. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 13.13. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Florida without giving effect to the choice-of-law provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       INPHYNET MEDICAL MANAGEMENT INC.

                                       By:
                                       -------------------------------------
                                       Title:

                                       IMMI RADIOLOGY ACQUISITION CORPORATION

                                       -------------------------------------
                                       Name:
                                       Title:

                                       RADIOLOGY ASSOCIATES OF HOLLYWOOD, P.A.

                                       /s/
                                       -------------------------------------
                                       Name:
                                       Title:

                                       IMAGING HEALTH SERVICES, INC.

                                       /s/ Sheldon Morel
                                       -------------------------------------
                                       Name:
                                       Title:

                                       HOLLYWOOD PROFESSIONAL COLLECTIONS, INC.

                                       /s/
                                       -------------------------------------
                                       Name:
                                       Title:

                                        SHAREHOLDERS

                                        By:               /s/
                                          -------------------------------------
                                        By:               /s/
                                          -------------------------------------
                                        By:               /s/
                                          -------------------------------------
                                        By:               /s/
                                          -------------------------------------
                                        By:               /s/
                                          -------------------------------------
                                        By:               /s/
                                          -------------------------------------
                                        By:               /s/
                                          -------------------------------------

                                        SHAREHOLDERS

                                        By:/s/
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------
                                        By:/s/     Lester Goldberg
                                          -------------------------------------
                                        By:/s/     Jeffrey
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------

                                   SHAREHOLDERS

                                   By: /s/
                                     -------------------------------------------
                                   By: /s/
                                     -------------------------------------------
                                   By: /s/
                                     -------------------------------------------
                                   By: /s/
                                     -------------------------------------------
                                   By: /s/ Jonathan _____________
                                       by David Alan, Attorney-in-fact
                                     -------------------------------------------
                                   By: /s/ Sheldon Morel
                                     -------------------------------------------
                                   By: /s/
                                     -------------------------------------------

                                        SHAREHOLDERS

                                        By:/s/
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------
                                        By:
                                          -------------------------------------
                                        By:
                                          -------------------------------------
                                        By:
                                          -------------------------------------

                               DISCLOSURE SCHEDULE

                                       for

                                MERGER AGREEMENT

                                     between

                        Inphynet Medical Management Inc.,
                     IMMI Radiology Acquisition Corporation,
                    Radiology Associates of Hollywood, P.A.,
                          Imaging Health Services, Inc.
                                       and
                    Hollywood Professional Collections, Inc.
                                       and
                               The Shareholders of
                    Radiology Associates of Hollywood, P.A.,
                          Imaging Health Services, Inc.
                                       and
                    Hollywood Professional Collections, Inc.

                 Dated as of          , 1995 (the "Agreement")

         Unless otherwise defined in this Disclosure Schedule, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement. This Disclosure Schedule shall be deemed to be part of the Agreement.

         Disclosure of any matter pursuant to one provision, subprovision, section or subsection hereof, or in the Financial Statements is not shall not be considered as disclosure pursuant to any other provision, subprovision, section or subsection of this Disclosure Schedule to the extent the Agreement requires such disclosure.

         This Disclosure Schedule supersedes and replaces any other Disclosure Schedules previously provided to the Buyer. Any such earlier Disclosure Schedule has no force or effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       IMPHYNET MEDICAL MANAGEMENT INC.

                                       By:/s/J. Clifford Findeiss
                                       ----------------------------------------
                                       J. Clifford Findeiss President, C.E.O.

                                       IMMI RADIOLOGY ACQUISITION CORPORATION

                                       /s/
                                       ----------------------------------------
                                       Name:
                                       Title:

                                       ROSENDORF, MARGULIES, BORUSHOK AND
                                       SCHOENBAUM RADIOLOGY ASSOCIATES OF
                                       HOLLYWOOD, P.A.

                                       /s/
                                       ----------------------------------------
                                       Name:
                                       Title:

                                       IMAGING HEALTH SERVICES, INC.

                                       /s/
                                       ----------------------------------------
                                       Name:
                                       Title:

                                       HOLLYWOOD PROFESSIONAL COLLECTIONS, INC.

                                       /s/
                                       ----------------------------------------
                                       Name:
                                       Title:

                           Delivered to the Buyer this day of          , 1995.

                                       INPHYNET MEDICAL MANAGEMENT INC.

                                       By:
                                       ----------------------------------------
                                       Title:

                                       IMMI RADIOLOGY ACQUISITION CORPORATION


                                       ----------------------------------------
                                       Name:
                                       Title:

                                       RADIOLOGY ASSOCIATES OF HOLLYWOOD, P.A.


                                       /s/
                                       ----------------------------------------
                                       Name:
                                       Title:

                                       IMAGING HEALTH SERVICES, INC.

                                       /s/ Sheldon Morel
                                       ----------------------------------------
                                       Name:
                                       Title:

                                       HOLLYWOOD PROFESSIONAL COLLECTIONS, INC.

                                       /s/
                                       ----------------------------------------
                                       Name:
                                       Title:

                                            SHAREHOLDERS

                                        By:/s/ Ryan
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------
                                        By:/s/ Sheldon Morel
                                          -------------------------------------
                                        By:/s/ Michael
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------
                                        By:/s/ Michael B.
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------

Received of the Shareholder this day of                , 1993.

                                        By:/s/ Paul H.
                                          -------------------------------------
                                        By:/s/ Lester Goldberg
                                          -------------------------------------
                                        By:/s/ Jeffrey Dach
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------
                                        By:/s/
                                          -------------------------------------

                                    EXHIBIT A

            Shareholders of Radiology Associates of Hollywood, P.A.,
                          Imaging Health Services, Inc.
                                       and
                    Hollywood Professional Collections, Inc.